                                                                    Exhibit 4.50


                MOBILE VALUE-ADDED SERVICE COOPERATION AGREEMENT
                WITH CHINA UNICOM TELECOMMUNICATIONS CORPORATION

                         SERIAL NO. CUVAS-V05-A2005-0114







PARTY A: CHINA UNICOM TELECOMMUNICATIONS CORPORATION

PARTY B:  SHANGHAI WEILAN COMPUTER COMPANY LTD.










                              DATE: MARCH 31, 2005

                                TABLE OF CONTENTS

Preface
Chapter 1         Purpose
Chapter 2         Definitions
Chapter 3         Scope of Cooperation
Chapter 4         Maintenance Sections
Chapter 5         Customer Service Management Interface
Chapter 6         Security of Mobile Value-added Service
Chapter 7         Intellectual Property
Chapter 8         Billing and Settlement
Chapter 9         Withdrawal Mechanism and Liabilities for Breach
Chapter 10        Amendment or Termination
Chapter 11        Confidentiality
Chapter 12        Other Liabilities for Breach
Chapter 13        Force Majeure
Chapter 14        Governing Law and Dispute Resolution
Chapter 15        Miscellaneous



Schedule 1:       List of Breaches
Schedule 2:       List of Information Concerning Party B's Mobile Value-added Service

Signature page

                            LIST OF SERVICE EXHIBITS


Uni-Mail
Music Street (10159)
Exhibit 5      Voice Value-added Service (10159)

                                     PREFACE

1. This Cooperation Agreement (this "Agreement") is entered into as of March 31, 2005 in Beijing, by and between the following parties:

CHINA UNICOM TELECOMMUNICATIONS CORPORATION (hereinafter referred to as the "Party A"), a corporation established and existing in accordance with the laws of the People's Republic of China, with registered office at Jia No.133 North Xidan Street, Xicheng District, Beijing, People's Republic of China, its legal representative is Chang Xiaobing;

SHANGHAI WEILAN COMPUTER COMPANY, LTD. (hereinafter referred to as the "Party B"), a corporate legal person established and existing under the laws of the People's Republic of China, with its registered office at 5th Floor Dongyin Plaza, 689 East Beijing Road, Shanghai, its legal representative is Hu Ankai.

2. Scope of Application: This Agreement consists of the body text and Exhibits. The execution of this Agreement is mandatory for the cooperation between the parties on mobile value-added services, including the rights that may be exercised and the obligations that shall be performed by the parties hereto. Exhibits provide in detail the respective rights and obligations of the parties according to the classification of services. In addition to the mandatory execution of the Agreement hereof, the parties hereto shall also execute Exhibits corresponding to relevant services under cooperation between the parties:

3. The Agreement, Exhibits and any supplements or amendments thereto shall be provided by Party A and shall become effective pursuant to the terms and/or procedures agreed upon between both parties.

4.   If the parties hereto intend to increase mobile value-added service (New
VAS) in addition to those set forth in the Exhibits, Party A shall provide exhibits for the New Value-Added Service, which shall also be Exhibits under this Agreement.


                                CHAPTER 1 PURPOSE

WHEREAS:

1. Party A is a telecommunication operator approved by the authority in charge of information industry under the State Council to provide the general public nationwide with basic telecom service and value-added telecom service, with its own telecom infrastructure network, data service platform, service sale system, and customer base. Party A has the full authority to execute and perform this Agreement.

2. Party B is a content provider ("CP")/service provider (SP") that lawfully provides mobile data contents/services, is qualified to operate the cooperation service under this Agreement, and has obtained the following certifications:

     a.   Corporate Person Business License (No. 3101142019650)

     b.   Operation License for Telecom VAS (No. Hu B2-22030086)

     c. Other qualification certificates evidencing Party B's qualification for such VAS to be cooperated with Party A (please specify in relevant Exhibits);

     d. Such certificates of qualifications and/or acceptance of service testing approved by Party A.

3. Party B has the full authority to execute and perform this Agreement, and intends to provide mobile content service based on Party A's mobile telecom network and VAS platform.

4. Party B has signed the "Information Security Guarantee Letter" or other documents similar in nature, and is willing to assume responsibilities for information security pursuant to the provisions of the relevant laws.

Therefore, the parties enter into this Agreement on the principle of mutual benefit and advantage sharing, and for the purpose of developing and enhancing mobile data services.


                              CHAPTER 2 DEFINITIONS

     Unless specifically defined hereunder or both parties have other written definitions, the following terms shall have the definitions set forth below. Other relevant terms that are not explicitly defined hereunder shall be defined according to PRC laws and regulations or the provisions or rules of relevant government authorities. To the extent that there is no explicit definition in such laws or regulations, such terms shall be interpreted according to industry practice.

2.1  "CP/SP"

     "CP" is the abbreviation for "Content Provider." For the purpose of this Agreement, "CP" shall only refer to the provider of information sources for the services.

     "SP" is the abbreviation for "Services Provider." For the purpose of this Agreement, "SP" shall refer to a professional provider of telecom and information services. "SP" can be a network operator or an integrator of business provided by other network providers and provides integrate services to its customers.

     In this Agreement, "CP/SP" shall include all professional entities willing to cooperate with Party A, use Party A's mobile telecom network and data service platform, and provide various mobile VAS to Party A's mobile telecom network subscribers.

2.2 "SUBSCRIBERS" shall refer to such individuals, corporate persons or other entities that connect with Party A's mobile telecom network and VAS platform via mobile terminals or other telecom terminals approved by Party A, and voluntarily receive mobile VAS provided by Party A and Party B.

2.3 "MOBILE VALUE-ADDED SERVICES, OR MOBILE VAS" shall refer to telecom and information services based on Party A's mobile telecom network.

2.4  "MOBILE TELECOM NETWORK AND VAS PLATFORM"

     For the purpose of this Agreement, "Mobile Telecom Network" refers to mobile telecom infrastructure facilities provided by Party A. "VAS Platform" refers to service platform in addition to mobile telecom network, which is specifically designed for one or more specific VAS, including but not limited to subscriber interface, CP/SP interface, business management and application billing functions.

2.5 "SERVICE SUPPORTING SYSTEMS" means subscriber management, billing, settlement, and accounting systems needed for the normal operation of services.

2.6 "COMMUNICATION CHANNEL" means physical and logical connections within mobile communication system for the communication between subscribers.

2.7 "PORT" means the interface for the communication connection between data service platform and mobile telecom network, data service platform and application server provided by CP/SP, including communication address and relevant specifications.

2.8 "DATA VOLUME" means the communication volume coming in and out of the data service platform.

2.9 "TESTING" means the testing on services provided by CP/SP, which may include network connection test, interface conformity test, and function test, so as to ensure the service meets the requirements for activation.

2.10 "GRACE PERIOD FOR WITHDRAW" In the event CP/SP services need to be terminated, such period of time where the CP/SP shall give prior notice to subscribers in an appropriate manner prior to the termination thereof, but shall continue its services to subscribers according to the subscriber agreement.

2.11 "EQUIPMENT JUNCTION POINT" means the location of linkage between two physical or logical equipment.

2.12 "MAINTENANCE INTERFACE" as the whole service system is composed of different parts, and the responsibility of maintenance also belongs to different parties, the maintenance interface is to set up the location for different parties to take responsibility for maintenance.

2.13 "SYSTEM MAINTENANCE" means the daily maintenance and trouble shooting for the normal operation of systems.

2.14 "GATEWAY" means the equipment that provides the function of protocol transition and system interconnection.

2.15 "CUSTOMIZE" means the subscribers acknowledge their acceptance of content services, and voluntarily ask for such services.

2.16 "7X24" means 7 days a week 24 hours a day, regardless of public holidays.

2.17 "COMMUNICATION FEE" means such fees arising from the use of Party A's network resources by subscribers or the CP/SP; communication fees shall be collected by Party A from subscribers or the CP/SP.

2.18 "INFORMATION SERVICE FEE" means such fees arising from the use of CP/SP's content information or application services other than communication fees. In consideration that Party A provides connection service, customer service, billing service and fee collection service, the information service fee shall be divided in certain portions between Party A and Party B.

2.19 "BILLING CYCLE" means the statistic cycle for Party A's billing system on Party B's Information Service Fee, which shall be one (1) complete calendar month, from 0:00:00 on the first day of each calendar month until 24:00:00 on the last day of that month.

2.20 "CORPORATE CODE" refers to "China Unicom Mobile Data Service CP/SP Corporate Code," which is the sole corporate identification that Party A assigns to Party B.

2.21 "SP SERVICE SYSTEM" means the online office system established and maintained by Party A for integration, agreement execution, account reconciliation, information disclosure, feedback and other daily work.

2.22 "RANKING" means the ranking conducted by Party A according to income derived from Information Service Fees or business volume of all CP/SP that are beyond the supporting stage in the mobile VAS. If there is any decimal after the total number of CP/SP multiplied by a percentage, the round number shall remain, and the decimal number shall be omitted. With respect to any CP/SP for which the income of Information Service Fees is unable to be determined due to account reconciliation, its ranking shall be determined according to Party A's statistics prior to the reconciliation.

2.23 "BUSINESS SUPPORTING STAGE" means a certain preferential policy whereby Party A extends to Party B in terms of ranking and withdrawal on certain services for a period of three complete Billing Cycle after Party B obtains all the network accession qualifications, and has passed testing of such service, the purpose of which is to provide Party B with sufficient time to accept training for the business cooperation with Party A. This period of time shall be called the Business Supporting Stage. Party A and Party B shall decide whether to apply for the Business Supporting Stage according to the characteristics of the mobile VAS, and specify in detail in the Exhibits the rights and obligations of both parties during the Business Supporting Stage.

2.24 "SERVICE SCREEN" means except for Uni-mail and Music Street, Party A cancels the display of Party B's service to Subscribers, but continues to provide customization and billing therefor. Service Screen for Music Street means temporary shutdown of the service access number; Service Screen for Uni-mail means while maintaining the customization of Subscribers, the billing rate shall be set at zero.

2.25 "SERVICE OFFLINE" means Party A's termination of cooperation on Party B's service section by canceling the customization of Subscribers and terminating the billing for such services.

2.26 "WITHDRAWAL" means Party A's termination of cooperation with Party B on certain service, and Party A will not accept Party B's application for cooperation on such service.

2.27 "SERVICE SECTION" means service classification according to the similarity of techniques as provided by the administrative specifications of Party A, such as "Uni-mail Service Section."

2.28 "ITEM" means the minimum unit of Service Section according to Party A's service management specifications.

2.29 "MINIMUM UNIT SERVICE", means the minimum unit for the cooperation between Party A and Party B on the mobile VAS as provided by Party A's service management specifications, hereinafter referred to as the "Service."


CHAPTER 3      SCOPE OF COOPERATION

3.1 Party A shall provide Party B with a paid communication channel and its network subscriber resources, and provide Party B with paid connection service, customer service, billing service and fee collection service based on Party A's customer service, billing and service supporting system.

3.2 Party A shall assign to Party B a Corporate Code to be used on Party A's billing system, VAS platform and customer service system to identify Party B. Party A shall ensure the stability of the Corporate Code obtained by Party B, and agree that the Corporate Code and the corporate name of Party B shall have the same effect in identification of Party B.

3.3 Party A shall be responsible for the construction and maintenance of the SP service system for realizing the communication between Party A and Party B on the cooperation of mobile VAS hereunder. Party A will notify Party B of the user name and password (which can be modified by Party B) according to the working process of SP service system. Party B shall log on the SP service system by such user name and password, and operate according to the instruction of such system, including the application for cooperation of mobile VAS, amending corporate information online, obtaining Party A's testing confirmation and other communications between the parties concerning mobile VAS. Party A shall be responsible for the normal operation of SP service system, and shall timely update relevant information in such system. Party B shall register correctly its name, bank account, contact, customer and other information, and timely update Part A if there is any change to such information.

3.4 Unless specifically indicated, contract information, publication of settlement information, data, form, notice and reply generated by the SP system shall be deemed evidence of the communication between the parties, and shall be subject to the timing of reaching Party B's SP service system connection point. Party A may provide appropriate backup and inquiry functions in the SP service system, but Party A shall not be responsible for maintaining such information.

3.5 Party B shall be responsible for keeping its user name and password to log on the SP service system, and shall not allow any third party to use the same. Party B shall be solely responsible for any damages to itself arising from the disclosure of such information to any third party or to it employees for whom disclosure is not necessary due to the fault of Party B, and shall indemnify Party A for any damages to Party A as a result thereof.

3.6 The timing for formal launch of cooperation between the parties shall be subject to the time when Party A formally activates the billing.

3.7 Party B shall provide subscribers with such mobile value-added services through Party A's mobile telecom network and data service platform. The type, description, billing and settlement, and withdrawal of mobile value-added services shall be provided for in the relevant Exhibits.

3.8 Party B shall submit written application to Party A or submit effective application in Party A's SP service system, together with documents evidencing its qualification for relevant services, and obtain Party A's written approval after testing prior to the addition of any mobile value-added service or the modification of existing services (such as business scope and price). Upon Party B's request, Party A shall issue such written confirmation upon testing Party B's services to the satisfaction of Party A, or making such confirmation in an appropriate way in the SP service system. If necessary, both parties shall also execute (or amend) relevant service exhibits.

3.9 Before Party B provides any mobile value-added services to the Subscribers, Party B shall make notice to the Subscribers about the content, method and billing of such services, and other information that the Subscribers need to know for their acceptance of services and/or payment of Information Service Fee. Party B shall start to provide such services only to the extent that there is evidence showing that it has made the notice mentioned above and has obtained the confirmation and/or customization from Subscribers acknowledging their acceptance of mobile value-added services. Without Party A's prior consent in writing, Party B shall not request Subscribers to accept such customization and collect corresponding fees from Subscribers in any way to the effect that "subscribers' acquiescence will be deemed as acceptance" or "customization can only be cancelled by making a phone call or sending a short message, otherwise it shall be deemed as accepted," nor impose any unnecessary burdens to Subscribers as a result of such issues.

3.10 If Party B is unable to continue its VAS due to poor operations or other reasons on its own, Party B shall be directly responsible for providing sufficient explanation to subscribers and make preparations for the after effects, and shall provide 3 months' prior written notice to Party A. Party A shall timely terminate collection of Party B's information service fee, and assist Party B to make such explanation.

3.11 During the term of this Agreement, Party B shall upon Party A's request provide Party A with reports on the Subscriber development, Subscriber category, Subscriber habit, business prospect forecast, and Subscriber information necessary for the administration of such services, ensure timely upgrade of Party A's Subscriber database.

3.12 Party B agrees to strictly observe in its mobile value-added services such management measures, service quality standards, customer service standards and other relevant documentations that Party A has already stipulated or will stipulate from time to time. Party A will provide Party B for observance copies of such management measures, service quality standards and/or service standards prior to the formal issuance thereof.

3.13 Party A and Party B may negotiate for the use of the name, trademark, service mark or logo of Party A or any service in such services jointly provided by the parties and in the promotion of mobile value-added services, provided however, without Party A's request or confirmation, Party B shall not use Party A's name, trademark, service mark or logo in the content sent to Subscribers through SMS or other services, to the effect that Subscribers misunderstand such content as being provided Party A or jointly provided by Party A and Party B.

3.14 Party B shall use Party A's name, trademark, service mark, logo and other relevant materials of Party A in its separate promotion of mobile value-added services only to the extent that Party A so requires or such use has been approved by Party A in writing. Party B further warrants that under no circumstance shall Party B infringe upon the trademark rights or other industrial property rights of Party A.

3.15 Party B shall not promote in its content service and/or other services competitors of Party A that have identical and/or similar business scope as Party A, otherwise, it shall be deemed as a material breach hereof.

3.16 Party A and Party B may separately or jointly promote in various ways mobile value-added services. If necessary, both parties shall separately execute an agreement on the joint promotion of mobile VAS.

3.17 Party B shall be solely liable for any consequences arising from mobile value-added services in any form provided by any third party provide to Subscribers through Party B's maintenance interface, Party A shall take no responsibility to Subscribers or such third party for any consequences thereof.

3.18 Unless otherwise provided hereunder, Party B agrees to accept future modification to services and billing methods that Party A will propose in light of the development of relevant services, and to assist Party A with such modification.


                         CHAPTER 4 MAINTENANCE SECTIONS

4.1 During the term of this Agreement, each Party shall be responsible for the maintenance of its sections defined by the conjunction point of equipment. The diagram of maintenance sections is as follows:

                       (DIAGRAM OF MAINTENANCE SECTIONS)

4.2   Party A's Responsibilities

4.2.1 Party A shall contribute software and hardware required by its mobile communication network and data service platform.

4.2.2 Party A shall cooperate with Party B to connect Party B's server to Party A's gateway or server.

4.2.3 Party A shall provide Party B with the mobile value-added service technical protocol and interface specifications.

4.2.4 Party A shall maintain the normal operation of the network communication that is indicated in the diagram above to be responsible by Party A, and assume responsibility for network problems not caused by Party B. Party A has the right to restrict the transmission of any excessive data or information that damages the safety of Party A's network operation.

4.2.5 Party A has the right to control and adjust the data volume and ports at the section responsible by Party A, and notify Party B of the result thereof.

4.2.6 Party A has the right to conduct necessary testing and data statistics on the service provided by Party B during the operation of such service, and to require Party B to make amendments based on the result of such testing according to Party A's mobile VAS management regulations.

4.2.7 Party A shall provide statistics for the information transmission volume through the telecommunications channel used by Party B, and ensure the reliability and timeliness of such statistics data.

4.2.8 Party A shall notify Party B in advance of any transmission interruption resulting from testing, maintenance or other foreseeable reasons, including the reason, time and period for such transmission interruption.

4.2.9 Party A shall immediately notify Party B within a reasonable time of any transmission interruption caused by unforeseeable reasons such as problems with the network gateway or other network problems.

4.3   Party B's Responsibilities

4.3.1 Party B shall be responsible for the construction and maintenance of its own system, including all hardware equipment, system testing, activation, maintenance, daily service management, market promotion and expenses relating to the service hereunder.

4.3.2 Party B shall be responsible for the connection between Party B's system and Party A's gateways and servers, and the expenses for the application, lease and maintenance of relevant telecommunication lines.

4.3.3 Party B shall ensure the commissioning, activation and maintenance of system shall not be conducted during regular business hours of Party A. Work having an material impact on subscribers shall be conducted at midnight to minimize the impact on subscribers' use of mobile VAS. Party B shall ensure the testing and activation of its system will not affect the normal operation of Party A's network and assumes liabilities for any damage to Party A's network system arising therefrom.

4.3.4 Party B shall make prior notice to Party A in writing or in another appropriate manner (such as by SP service system) for the commissioning, activation and modification of its system; shall notify subscribers of the same through effective means such as mail, advertisement or short messages upon Party A's confirmation thereof; and shall reduce the impact on subscribers to the minimum degree.

4.3.5 Party B shall observe Party A's emergence adjustment to the volume of short messages so as to ensure the normal operation of various value-added services.

4.3.6 Party B undertakes not to create overload transmission volume that would harm the network safety when transmitting messages to Party A's SMS service platform.

4.3.7 Party B shall provide 7 days a week and 24 hours a day system maintenance.


                 CHAPTER 5 CUSTOMER SERVICE MANAGEMENT INTERFACE

5.1 Both parties shall establish 7X24 hours hot-line service center and customer service Email account.

5.2 Party A's customer complaint or inquiry center (1001 customer service hot-line) shall direct Party B to solutions of issues that are not the responsibility of Party A. Party B shall send an initial reply to Party A or directly respond to Subscribers within one (1) hour thereafter, and shall be responsible for the final explanation or solution of such issues.

5.3 Party B shall not require Subscribers to directly contact with Party A if the inquires or complaints received are the responsibility of Party A. If Party B believes that the inquires or complaints received are the responsibility of Party A, Party B's customer service personnel or customer service system shall assist Party A to analyze and resolve such inquires or complaints, and contact Party A within one (1) hour after receipt thereof, and direct the same to Party A upon Party A's confirmation.

5.4 If it can not determined which Party should be responsible for the inquiries or complaints it received, such Party shall contact the other Party within one (1) hour after the receipt thereof to find out the Party to be responsible, and help the subscriber resolve the problem as soon as possible. Neither Party shall try to evade from its responsibilities thereto.

5.5 If any customer complaint is due to the fact that service quality is inferior than that promised in advertisement, the Party who made such promise shall be responsible in responding and resolving the complaint, and the other Party shall give any necessary cooperation thereto.

5.6 Party B shall provide a detailed description of services that it intends to provide Subscribers in the application for the activation of services according to the type of service under cooperation, and, to the extent that both parties deem it necessary, such description shall be listed in relevant Exhibits.

5.7 Party B shall provide Party A's customer service staff with the network interface and authorization for service inquiries and withdrawal.


                CHAPTER 6 SECURITY OF MOBILE VALUE-ADDED SERVICE

6.1 Party B shall observe the State laws, regulations and policies concerning telecommunication and Internet content, ensure that the content of its information services is not in violation of relevant State laws, regulations and policies, and not send through Party A's system such illegal information listed in the "Information Security Guarantee Letter ." Party B's violation of the preceding sentence shall be deemed a material breach of this Agreement. If Party A's business operation suffers any losses due to Party B's violation hereof, Party B shall compensate Party A for its losses. If Party A suffers any negative impact due to Party B's violation hereof, Party B shall publicly acknowledge its liabilities thereto, and make public apology to Party A.

6.2 Party B shall be responsible to solve all disputes in connection with the security and legality of the information it provides.

6.3 Party B shall ensure that the services it provides have no existing or potential material hidden defect that will be exploited by individual Subscribers to cause damage to Party A's mobile telecom network, data service platform or the profit of other Subscribers.


                         CHAPTER 7 INTELLECTUAL PROPERTY

7.1 Issues relating to copyrights, trade marks, patents and other intellectual property rights shall be in compliance with relevant State laws. Party B shall, in accordance with relevant State laws and regulations, enter into appropriate authorization/license agreements with the intellectual property rights owner/patentee and or/agent, to ensure that mobile value-added service provided by Party B will not infringe on the legal interests of the owner/patentee of the intellectual property rights, and shall, upon Party A's request, present such authorization/license documents to Party A. Party A shall not be liable for any intellectual property right disputes between Party B and any third parties.

7.2 Party B shall be solely responsible to solve all the disputes in connection with the security and legality of the information it provided, Party B further undertakes that it will be liable for compensation with respect to any and all lawsuit, claims, administrative punishment, damages and losses arising from the violation of the undertakings and warrants above mentioned.

7.3 Party B warrants that, in the mobile value-added services, in particular the U-map services, Party B shall observe the State regulations concerning the protection of fundamental rights of citizens (including without limitation the right of privacy) in connection with mobile value-added services. Party B shall, in its promotion and supply of U-map location services, fully notify the subscribers of the nature, application scope and relevant laws and regulations in connection with such services. In addition, Party B shall activate U-map location service to a subscriber only to the extent that the subscriber has fully and completely acknowledged and consented to Party B's service (if necessary, Party B shall furnish a written certificate evidencing that the subscriber has fully and completely acknowledged and consented to such service). Party B shall not use the location information disclosed by the subscriber in connection with the U-map services (whether single, multiple or integrated) for purposes other than what the subscriber has originally customized. With respect to U-map services supplied to special industries, both parties shall strictly observe relevant State regulations, whether such regulations have been promulgated or implemented prior to/at the execution of this Agreement or relevant Exhibits.

7.4 Party A may design, produce and register trademarks, service marks or logos for its mobile value-added services, and use such trademarks, service marks or logos for marketing promotion. If both parties are jointly engaged in marketing promotions (hereinafter "Joint Promotion"), both parties shall agree on the details of the Joint Promotion in relevant service Exhibits, or enter into separate cooperation agreements concerning the Joint Promotion according to actual needs. The parties hereby agree that, the purpose of Joint Promotion is to better operate such mobile value-added service. The Joint Promotion or any activities related thereto shall not infringe upon the trademark rights, intellectual property rights or industrial property rights either of Party A or Party B and/or any third parties. If any party hereto infringes upon the trademark rights, intellectual property rights or industrial property rights of any other third party through its unilateral acts, the infringing party shall be liable for all the consequences of infringement, compensate the non-infringing party for any economic loss that they may suffer, and eliminate the negative social impact upon the non-infringing party that may arise therefrom.


                        CHAPTER 8 BILLING AND SETTLEMENT

8.1   Billing

8.1.1 Communication Fee shall be set by Party A, and Information Service Fee shall be set by Party B upon Party A's examination and approval. Any amendment to the Information Service Fee (including the amendment to the manner of fee collection) shall be implemented only upon Party A's approval.

8.1.2 Party B may set the information service fee on the basis of frequency, duration and monthly payment for subscribers to select from. Party B shall publish on its website, expressly indicate on the customization agreement, display on mobile phone interface or by sending short message to inform the subscribers of the manner of collection of Information Service Fee, standard payment time and customer service phone number.

8.2   Settlement

8.2.1 Party A shall be entitled to various communication fees arising from the use of Party A's communication network by subscribers or Party B.

8.2.2 Proceeds of information service fees shall be distributed between Party A and Party B in certain percentage after deduction of 8% non performing debt reserve and other expenses acknowledged by the parties. Party A's share in the proceeds is based on the following services it provides: mobile communication network subscriber resources, relevant service platform, service testing and quality supervision, unified customer service and business promotion, collection of information service fees, and/or billing services.

8.2.3 The distribution percentage of information service fee, billing and settlement of specific mobile value-added service shall be separately provided in the relevant Exhibit of such service.

8.2.4 Settlement cycle: Party A and Party B shall settle the account once each month. The settlement cycle shall constitute one (1) complete calendar month.

8.2.5 Settlement procedure:

(1)   Subscriber uses value-added service in the first month;

(2) Party A shall send the settlement information (including the amount of communication fees and information service fees) to Party B through the SP service system within 10 days after the beginning of the following month.

(3) Party B may reconcile the account with Party A on the information service fee receivables prior to the 15th day of the following month, and shall submit the reconciliation and invoice affixed with its seal to the contact person of Party A no later than the 25th day of the following month;

(3) Party A shall make payment to the bank account designed by Party B no later than the 28th day of the third month;

(4) If Party B fails to submit the reconciliation and invoice affixed with its seal as required by Party A prior to the 25th day of the following month immediately after the occurrence of respective service due to Party B's reason or the process of reconciliation, Party A will suspend its payment for Party B's share of revenue until the end of next quarter upon receipt of Party B's reconciliation and invoice. Party A's suspension of payment pursuant to this clause shall not constitute a breach or delayed payment under this Agreement, and Party A shall not be liable for default as a result thereof.

(5) If Party B fails to submit the reconciliation to Party A within one (1) year (commencing from the 15th day of the following month immediately after the occurrence of respective service), it shall be deemed as Party B's waiver of its rights to such payment, and Party A shall be therefore released from any obligations to make such payment to Party B.

(6) During the settlement process, each Party hereto shall at the request of the other Party submit formal invoice to the other Party.

8.2.6 Both parties shall reconcile the account on the aggregate amount of communication fee and information service fee. If the discrepancy of the billing between Party A's billing and that of Party is lower than ( < or = ) 5%, the billing shall be based on Party A's data, if the discrepancy is higher than ( > ) 5%, both parties shall verify the reasons for such discrepancy and timely find out reasonable solutions thereto. Any delay in Party A's payment due to reconciliation of an account shall not be deemed a violation of Party A's obligation in timely payment.

8.2.7 The actual amount that should be paid to Party B ("Settled Information Service Fee") shall be determined by Party A according to the amount payable to Party B based on the distribution percentage of the parties in the services, after adding (or deducting) other fees to be paid (or received) by Party B.

8.2.8 If after reconciliation the amount of Settled Information Service is negative, Party B shall make up the amount to Party A. The cycle and procedure for Party B's payment shall be the same as Party A's settlement cycle and settlement procedure hereunder. After payment, Party B shall timely obtain a formal invoice at Party A's office.

8.2.9 Party B shall timely update its information (such as bank account information) in connection with the payment recorded in the SP service system. If due to Party B's failure to timely update its information, Party A's payment is rejected by the bank, or Party A is otherwise prevented to make timely payment, Party A shall suspend such payment. The period for such suspension shall be between the date of Party A's awareness of the fact that it is unable to make timely payment until the most recent payment or June or December when both parties settle the accounts. Party A shall not be liable for default due to failure in timely payment.

8.2.10 If Party B changes it corporate name, it shall timely (through the SP service system or other appropriate manner) notify Party A of the same. All the amounts that should be paid by Party A to Party B after such change to Party B's corporate name shall be remitted to such bank account with the changed corporate name of Party B, regardless whether or not such payment accrued after the change of Party B's corporate name. If Party A is unable to make timely payment due to Party B's failure in the handling of formalities for the change of its corporate name, it shall be dealt with in accordance with Article 8.2.9 hereof.

8.2.11 If this Agreement is terminated due to Party B's application for a withdrawal mechanism or otherwise provided hereunder, both parties shall settle the information service fees accrued prior to the termination. The settlement method, cycle and procedure shall be determined according to Article 8.3 hereof, together with the provisions under the withdrawal mechanism relating to the deduction of information service fees and liquidated damages as a result of breach.

8.3    Fee Collection

8.3.1 Information service fees shall be charged and collected by Party A. Party B shall not collect information service fees from the subscribers. Communication fees shall be charged by Party A and collected from the subscribers or Party B.

8.3.2 Prior to the collection of information service fees on behalf of Party B, Party A shall review in detail the fee collection items and the summary thereof. Party B shall provide active support to Party A in this respect. The key contents to be reviewed shall include, verifying whether the contents provided by Party B are in violation of the provisions of Article 57 and Article 58 of the "PRC Telecommunication Regulations" and other relevant laws and policies.

8.3.3 Prior to Party A's collection of information service fees on behalf of Party B, Party B shall provide relevant documents evidencing that the subscriber is knowingly and willingly using such service, and the fees to be collected shall accrue at the time of actual use by such subscriber (except for monthly fees). Both parties shall keep the record of subscriber customization and use of service for more than 5 months.

8.3.4 The invoice issued by Party A to subscribers shall explicitly indicate "Fee Collection" and the amount thereof for the portion of fees collected on behalf of Party B. Party A shall provide subscribers with reasonable and effective method to inquire about Party B's name, the types of services for fee collection and the specific amount thereof. If the subscribers require billing records for such fee collection, both parties shall provide such records to subscribers without charge.

8.3.5 If the subscribers refuse to pay information service fees for any objection thereto, and Party A cannot prove that the amount to be collected is correct at the time of such dispute, Party A shall only collect the portion of fees other than that under dispute, and timely notify Party B of the case. Party B shall, in addition to the payment of communication fees arising from its use of Party A's mobile communication network, deduct the portion of information service fees at dispute with the subscribers from its share of distribution. Afterwards, Party B shall be responsible to settle the dispute with subscribers. If such dispute is resolved, Party B shall notify the subscribers to pay such amount of information service fee, which shall be paid by Party A to Party B in the following settlement cycle at Party B's share of distribution. If the dispute cannot be resolved, Party B shall not have the right to claim its share in the distribution of such portion of information service fees.

8.3.6 If there is any dispute with any subscriber on a pre-paid basis, and both parties cannot prove that the amount to be collected is correct within 15 days thereafter, Party A shall temporarily refund to such subscriber, and deduct the portion of information service at dispute from Party B's share of distribution in the next round of settlement cycle. Afterwards, Party B shall be responsible to settle the dispute with the subscriber, and handle relevant issues in accordance with dispute resolution provisions in Article [] hereof.

8.3.7 During the process of dispute resolution, both parties shall not suspend or terminate services to such subscriber other than those at dispute.


            CHAPTER 9 WITHDRAWAL MECHANISM AND LIABILITIES FOR BREACH

9.1 Both parties agree to review the development of mobile VAS in terms of service testing, service development and breach hereunder, and to apply an appropriate withdrawal mechanism according to the result of such review, which means both parties will amend the terms and conditions for such cooperation, terminate the cooperation in respect of certain item or service, or terminate this Agreement.

9.2 Withdrawal mechanism based on service testing means that with respect to Party B applying for certain services, if Party B for any reason of its own fails to pass the testing required by Party A for 3 times after the date thereof, Party B shall automatically terminate such service. If there is no other service that has passed the testing or is still under testing within the category of services which such service belongs to, the Exhibit relating to such service category shall be automatically terminated. Party A will not accept an application from Party B for such service for a 6 month period.

9.3    Withdrawal Mechanism Based on Service Development

9.3.1 Party A shall conduct a service ranking once a month for certain mobile VAS (excluding three complete billing cycle for newly added service on certain items), and a quarterly ranking based on the aggregate scores for the three ranks held in the current quarter, and shall implement the withdrawal mechanism accordingly. The process for withdraw shall be: in the first month of quarter n+1 a ranking shall be held for the performance of each item in the quarter n. The withdrawal mechanism shall apply to service rank at the last five in each quarter, that is, at 24:00:00 of the last day in the first month of quarter n+1, Party A shall have such services offline, and will not accept application from Party B for such service with a 6 month period.

9.3.2 Party shall conduct a review on certain mobile VAS categories (except for such service within a supporting period) in each quarter. The review shall be based on the service ranking or performance of service targets. The process of withdrawal shall be: in the first month of quarter n+1 a review shall be held on the performance of CP/SP beyond the service supporting period in the quarter n. The withdraw mechanism shall apply to CP/SP ranking at the last 10% or failing to reach the agreed target in such review, that is, at 24:00:00 of the last day in the first month of quarter n+1, Party A shall terminate cooperation with the CP/SP on such service category, and will not accept application from Party B for such service category for a 6 month period.

9.3.3 The ranking or review shall be mainly based on the proceeds of information service fees, with reference to other targets of service. If no specific provisions are made under relevant Exhibits, it shall be deemed that such ranking or review should be based on the proceeds of information service fees.

9.4    Withdrawal Mechanism Based on Breach

9.4.1 "Withdrawal Mechanism Based on Breach" means that during the term of this Agreement, if Party B is in violation of the provisions of this Agreement, Exhibits or Party A's service management rules, or has any defect in its service provided to the subscribers (hereinafter referred to as "Breach"), both parties shall adjust their rights and obligations hereunder accordingly, or terminate this Agreement. If the withdrawal mechanism based on breach is adopted, Party A shall have the right to terminate this Agreement or Exhibit hereto in its sole discretion, and shall not be liable for any breach or early termination hereof.

9.4.2 Both parties define the Breach into three classes (Class A, B, C), specific definition of Breach is set forth in Schedule 1 hereto), and each class of Breach shall receive corresponding sanctions. Both parties may also make special provisions in Exhibits according to the characteristics of services.

9.4.3  Sanctions against Breach:

(1) Sanctions against Class A Breach: There will be a 30-day rectification period after Party A has sent the notice of Breach to Party B, during which period Party A shall screen such services in breach and withhold its acceptance of Party B's application for new services under the service category thereof. After expiration of the rectification period, if the result of rectification is satisfactory, (Party A) will cancel the screen and restore acceptance of new applications; if the result of rectification is unsatisfactory, the service in Breach shall be offline, and Party B shall continue with its rectification until the result thereof is satisfactory and Party A will restore its acceptance of new applications; the information service fee proceeds from the service in breach shall be deducted by two times at the amount thereof for compensation to subscribers, and a liquidated damages shall be paid at 10% of the aggregate amount of such information service fee (including information service fee proceeds from the service in breach) arising from the billing cycle during which such Breach occurs (if such amount is less than RMB 5,000, it shall be collected at RMB 5,000); and such Breach shall be notified to Party A's branch companies and announced on the SP service system.

(2) Sanctions against Class B Breach: termination of cooperation on the service in breach, the information service fee proceeds from the service in breach shall be deducted by two times the amount thereof for compensation to subscribers, and liquidated damages shall be collected at the total amount of such information service fees (including information service fee proceeds from the service in breach) arising from the billing cycle during which such Breach occurs (if such amount is less than RMB 10,000, it shall be collected at RMB 10,000); and such Breach shall be notified to Party A's branch companies and announced on the SP service system.

9.5 Withdrawal mechanism shall not apply to the service supporting period (except for withdrawal mechanism based on breach).

9.6 Unless otherwise expressly provided, the termination of one or more services/items according to the withdrawal mechanism provided by the body text hereof or the Exhibits shall not impact other services currently engaged by Party B, nor such services that Party B has applied for but pending activation.

9.7 If Party B is in material breach of this Agreement or material violation of the service standards concerning service quality and customer service that have been stipulated by Party A, Party A shall, in addition to applying the withdrawal mechanism for terminating the cooperation with Party B in the respective service, reserve the right to terminate other service cooperation for which Party B is not in breach, that is, to terminate other Exhibits or this Agreement in its entirety.

9.8 If Party A applies the withdraw mechanism, it shall make appropriate notice (such as through the SP service system) to Party B, and notify Party B of the consequence on their cooperation. For information service fee that has not yet been settled, Article 8.2.11 shall apply.


                       CHAPTER 10 AMENDMENT OR TERMINATION

10.1 During the term of this Agreement, relevant business management rules and relevant customer management rules stipulated by Party A for mobile value-added services shall be incorporated as supplemental provisions hereof. If there is any conflict between the provisions of this Agreement and the management rules aforesaid, the management rules shall prevail (except for provisions concerning sanctions against breach), unless both parties agree to apply this Agreement or to execute separate agreement on such issues in conflict.

10.2 If any Party hereto intends to amend or revise this Agreement, it shall send 15 days prior written notice to the other Party. Both parties shall negotiate and agree on the written form amendment or modification of this Agreement.

10.3 Unless expressly provided hereunder, during the performance of this Agreement, neither Party shall suspend, terminate or cancel this Agreement without written consent of the other Party.

10.4 In the event that any Party hereto is unable to continue its operation or the mobile value-added service cooperation hereunder due to the other Party's failure in performing its obligations and responsibilities hereunder, or material violation of the provisions of this Agreement, it shall be deemed a unilateral termination of this Agreement by the breaching Party, and the non-breaching Party shall have the right to claim for compensation from the breaching Party for the economic losses caused by such breach and terminate this Agreement.

10.5 If both parties terminate all the cooperation hereunder due to application of withdrawal mechanism provided hereunder, this Agreement shall be automatically terminated.

10.6 Amendment or termination hereof as a result of Party B's qualification for cooperation. If Party B has any of the following behaviors, this Agreement shall be automatically terminated:

(1) transfer service number, trunk line, and other resources that Party B has obtained from Party A without Party A's approval;

(2) operate business beyond the geographical area and business scope provided under its qualification license;

(3) provide content and category of services requiring qualification certificate without obtaining such qualification certificate issued by competent authorities of the State;

(4)    provide false copyright and/or qualification certificate;

(5) engage in other unauthorized services or provide content in violation of the requirements of relevant government authorities or the agreement between the parties hereto.

10.7 During the term of this Agreement, if any event involving corporate nature, qualification and civil capacity occurs on the part of Party B, including without limitation a split, merger, dissolution, liquidation or bankruptcy, Party B shall provide prompt notice to Party A, and shall observe provisions hereunder concerning the grace period for withdrawal. If Party B is no longer qualified for mobile VAS hereunder due to dissolution, liquidation or bankruptcy, this Agreement shall be terminated accordingly. If there is any split or merger on the part of Party B, this Agreement shall be terminated accordingly, and the successor company (or other entity) of Party B's mobile VAS hereunder shall reapply to Party A for the activation of such service and timely amend Party B's corporate code and other information in Party A's service system or the SP service system.

10.8 If there is any change to Party B's corporate name, Party B shall timely handle formalities for the change of its corporate name at the authorities for industry and commerce and authorities in charge of the information industry and receive a valid entity qualification certificate and business qualification certificate.

10.9 If Party B intends to transfer this Agreement to any third party, such third party shall fully enjoy all the rights hereunder previously enjoyed by Party B, and shall perform all the obligations hereunder previously performed by Party B. Party A and Party B shall thereafter terminate this Agreement, and Party A shall separately execute an agreement with the third party.

                           CHAPTER 11 CONFIDENTIALITY

11.1 For the purpose of this Agreement, "Confidential Information" means business secrets (including financial secrets), technical secrets, know-how and/or other confidential information and materials that one Party ("Receiving Party") obtains or learns from the other Party ("Disclosing Party"), or jointly developed by both parties through the performance of this Agreement, whether such information or materials is in any form or embedded in any media, or the Disclosing Party has indicated its confidentiality in oral, graphic or written form at the time of such disclosure.

11.2 During the term of this Agreement and five years thereafter, neither Party shall disclose, reveal or provide any Confidential Information to any third party.

11.3 Each Party shall take appropriate measures to keep confidential of the Confidential Information provided by the other Party, using the same degree of care as it uses to protect its own Confidential Information. Neither Party shall use Confidential Information for purposes other than that related to the cooperation hereunder.

11.4 Each of the parties warrants that it shall only disclose the Confidential Information to its personnel in charge and employees engaged in the services contemplated hereunder. Prior to disclosure, it shall notify to such personnel the confidential nature of the Confidential Information and their obligations thereto and shall certify to the other party that such personnel are subject to the confidentiality obligations hereunder.

11.5 If necessary, the Receiving Party shall at the instruction of the Disclosing Party return all documents or other materials containing Confidential Information, or destroy the same as required.

11.6 The provisions set forth above shall not apply to the following circumstances:

(1) The Receiving Party already legally owns the Confidential Information on or prior to the execution of this Agreement;

(2) The Confidential Information is available to the general public prior to disclosure to the Receiving Party;

(3) The Receiving Party has obtained Confidential Information from a third party which is not subject to confidentiality or non-disclosure obligations;

(4) Confidential Information is or becomes available to the public other than by breach of this Agreement;

(5) Confidential Information is developed independently by the Receiving Party or its affiliate or associate companies without any benefit from the information obtained from the Disclosing Party or its affiliate or associate companies;

(6) The Receiving Party discloses Confidential Information in response to a order of court or as required by law or government authorities (by way of oral inquiry, interrogation, request for materials or documents, subpoena, civil or criminal investigations or other legal proceedings), provided the Receiving Party shall promptly notify the Disclosing Party at such time of disclosure and provide an adequate explanation for the disclosure.

11.4   Both parties shall keep confidential the content of this Agreement.


                     CHAPTER 12 OTHER LIABILITIES FOR BREACH

12.1 Both parties shall strictly observe the provisions of this Agreement. If any Party suffers damage or the cooperation hereunder is unable to proceed due to the failure of the other Party to perform its obligations, warranties or undertakings hereunder, or the violation of its representations hereunder, then the other Party shall have breached this Agreement.

12.2 If any Party's breach causes negative social impact or economic loss to the other Party, the Party not in breach shall have the right to hold the breaching Party responsible for such breach, request the breaching Party to eliminate such impact, make appropriate compensation, and shall have the right to terminate this Agreement.

12.3 In addition to liabilities for breach provided hereunder, each Party hereto shall also assume liabilities for breaches arising from the application of withdrawal mechanism and/or service management rules.


                            CHAPTER 13 FORCE MAJEURE

13.1 "Force Majeure" means all the events that cannot be controlled or foreseen, nor can such events be avoided by the parties hereto, which prevent any Party to perform part or all of this Agreement. These events shall only include: earthquakes, landslides, collapses, floods, typhoons, abnormal weather, fire, explosion, accident, war, riot, insurgence, mutiny, social upheaval or violence, terrorism, sabotage, or any other similar incidents.

13.2 In the event that any Party hereto is affected by a Force Majeure event and is unable to perform its obligations hereunder, such Party shall not be held responsible for the other Party's losses arising therefrom.

13.3 The Party affected by a Force Majeure event shall promptly inform the other Party of such occurrence in writing and within 15 days thereafter send a valid certificate issued by the relevant government authority explaining the detail of such event and the reason for the failure or delay to perform all or any part of this Agreement. Both parties shall negotiate whether to continue to perform or terminate this Agreement according to the degree of impact on the performance hereof caused by such event.


                CHAPTER 14 GOVERNING LAW AND DISPUTE RESOLUTION

14.1 The execution, validity, performance and interpretation of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

14.2 Any disputes arising from or in connection with this Agreement shall be settled through amicable consultations between the parties in the spirit of cooperation. If the dispute can not be settled through consultations, such dispute shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with the arbitration rules of the

Commission. The arbitration award is final and binding on both parties. The arbitration shall be conducted in Chinese.


                            CHAPTER 15 MISCELLANEOUS

15.1 Transferability. Upon Party A's consent, Party B may transfer all or part of its rights or obligations hereunder to a fully capable and/or qualified third party. Party B's transfer shall be subject to the provisions hereunder concerning qualification, billing and settlement, and termination of this Agreement.

15.2 This Agreement shall constitute a contractual relationship only between the parties hereto. Any provisions hereof shall not be construed as: (a) establishing a partnership or any relationship of joint liability between the parties hereto; (b) making any Party to be an agent of the other Party (except with prior written approval from the other Party); (c) authorizing any Party to incur expenses or any other obligations to the other Party (except with prior written approval from the other Party).

15.3 Any failure or delay in the exercise of certain rights hereunder does not constitute a waiver of such right; any complete or partial exercise of certain rights does not preclude further exercise of such right in the future.

15.4 The invalidity of any provision hereof does not affect the validity of the remaining provisions of this Agreement.

15.5 This Agreement shall become effective as of March 31, 2005. This Agreement shall expire on March 31, 2006, unless terminated according to the terms hereof. On the expiration hereof, Party A may examine Party B's capacity and qualifications in performing this Agreement, and, to the extent that Party A believes that Party B has the capability to perform this Agreement and that Party B is qualified for the continued performance hereof, this Agreement shall be automatically renewed, and each renewed term hereof shall be one (1) year.

15.6 Upon execution of the supplemental Exhibit affixed with the seal of Party A's VAS department, and signed by Party B's authorized representative and affixed with its official seal, such Exhibit shall become effective and shall constitute an integral part of this Agreement. Exhibits shall expire at the earlier of (i) the expiration of this Agreement, or (ii) upon the date of satisfaction of the conditions for termination provided under this Agreement or its Exhibits.

15.7 This Agreement and Exhibits hereto shall be executed in two originals. Each of Party A and Party B shall hold one thereof, which are of equal legal effect.

                                   SCHEDULE 1

                                LIST OF BREACHES

This Schedule is one of the schedules attached to the Mobile Value-added Service Cooperation Agreement ("Agreement") with China Unicom (No. CUVAS-V05-A2005-0114) signed between China Unicom Limited("Party A') and Shanghai Weilan Computer Company Ltd. ("Party B"), which is an integral part of the Agreement.

This Schedule specifies the breaching categories, breaching acts and breaching class, which are referenced in "Withdrawal Mechanism Based on Breach" described in Article 9.4 of the Agreement. Party A and Party B shall apply such categories/acts/classes while cooperating with each other in carrying out various value-added services.

In this Schedule, the titles contained in the column of "Breaching Categories" are added for the convenience of reading only and shall not constitute notes or explanations to "Breaching Acts."

Unless otherwise specified in the service exhibits, acts listed in the column of "Breaching Acts" cover all breaches that might arise while carrying out mobile value-added services provided, that, some breaching acts are not applicable to all kinds of mobile value-added services due to special reasons in terms of technology or business character.

"Breaching Classes" is divided in to Class A, B and C, which correspond to the three methods for handling breaches set forth in this Agreement. Such three classes are basically divided on the basis of severity and (possible) losses/adverse effects to Party A or its subscribers. If no specific class, but only a wider grade (such as A-B, B-C or A-C) has been identified for a type of breaching act, then Party A may select a suitable method of resolution based on the nature and effects of the act, and the loss it has caused.

In addition to this Schedule, Party A may also apply services management procedures developed internally as agreed in this Agreement, provided, that, such procedures set forth the breaching acts and applicable method of resolution not otherwise specified in this Schedule. If such procedures conflict with this Schedule, this Schedule shall govern.

                                LIST OF BREACHES

------------------------------------------------------------------------------------------------------------------
     Breaching
    Categories                                     Breaching Acts                                      Class
------------------------------------------------------------------------------------------------------------------
                     Fail to update relevant services as per the request of Party A               A
                     ---------------------------------------------------------------------------------------------
                     Arbitrarily adjust the explanations or content of services declared by       A
                     Party B or required by the norms online, which results in a deviation from the content approved by Party A.
                     ---------------------------------------------------------------------------------------------
                     Arbitrarily adjust content of services, resulting in nonconformity of        B
                     service categories with those approved.
                     ---------------------------------------------------------------------------------------------
                     Fail to provide ordered services in accordance with frequencies declared.    A
                     ---------------------------------------------------------------------------------------------
                     Provide billing agency service for illegal businesses of Internet websites   C
                     in violation of laws.
                     ---------------------------------------------------------------------------------------------
                     Coverage of users actually being sent messages beyond the declared scope     B
                     ---------------------------------------------------------------------------------------------
                     Carry out services not reviewed and approved                                 C
                     ---------------------------------------------------------------------------------------------
                     Service names, service explanations, service content or content of service   A-B
                     links contain vulgar information
                     ---------------------------------------------------------------------------------------------
                     Provide unauthorized content in violation of copyright laws                  A-B
                     ---------------------------------------------------------------------------------------------
  Service Content    Name of actual service provider is not the same as that identified           A
 and Organization    (approved by Party A) in the service explanations or introductions submitted in service application
                     ---------------------------------------------------------------------------------------------
                     Service provided by Party B violates provision of Information Source         C
                     Networking Information Safety and Security Liability Statement or state laws/regulations
                     ---------------------------------------------------------------------------------------------
                     Uni-info service; delivery-on-demand service: as to multiple MTs caused by   A
                     a single MO, charge for messages other than the first MT, in violation of requirements of the Ministry of Information Industry
                     ---------------------------------------------------------------------------------------------
                     Uni-info service: charge users without providing services                    B
                     ---------------------------------------------------------------------------------------------
                     Uni-info service: maliciously send a lot of MT or call tickets               B
                     (CHINESE CHARACTERS) not made to order, to Uni-info SP Management
                     System (SPMS)
                     ---------------------------------------------------------------------------------------------
                     Uni-info service: fail to provide information service to subscribers due     B
                     to defects in Party B's service designs or system, resulting in cancellation of orders and complaint of subscribers
                     ---------------------------------------------------------------------------------------------
                     Uni-info service: Input misleading data into SPMS                            C
                     ---------------------------------------------------------------------------------------------
                     Music Street (10155) service: unacceptable quality of online voice           A
                     programs or nonconformity of program due to reasons of SP, resulting in subscriber complaints
                     ---------------------------------------------------------------------------------------------
                     Other services injuring the interests of subscribers/Party A                 A-C
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
     Marketing       Send PUSH information, messages to multiple receivers or outbound voice      A-B
                     information without Party A's consent
                     ---------------------------------------------------------------------------------------------
                     With Party A's consent to PUSH messages to multiple receivers, but           B
                     arbitrarily changing the content of the message
                     ---------------------------------------------------------------------------------------------
                     inconsistency between marketing materials and actual                         A-C
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                     services; deception such as uninformed orders/charges to subscribers
                     ---------------------------------------------------------------------------------------------
                     Forcibly or arbitrarily order service for users by technical means           C
                     ---------------------------------------------------------------------------------------------
                     Publicize the services by virtue of defects of systems and networks or       A-B
                     through irregular channels, resulting in complaints of Party A's branches
                     ---------------------------------------------------------------------------------------------
                     Conduct unfair competition in the marketing process; disrupt market order    A-B
                     ---------------------------------------------------------------------------------------------
                     Use name, logos and other materials of Party A without Party A's             A-B
                     permission in violation of the Agreement
                     ---------------------------------------------------------------------------------------------
                     Uni-Wap service: cross-linking in violation of Party A's requirements;       B
                     conduct fraud, such as linking of "return to first level," "return to homepage" and CLR actually connected to Party B's website or other services
                     ---------------------------------------------------------------------------------------------
                     Uni-Wap service: disable subscribers' ability to return or make              B
                     subscribers return to an unexpected page by technical means
                     ---------------------------------------------------------------------------------------------
                     Industrial short message service: send messages to subscribers in a time     A
                     other than 8:00-22:00
                     ---------------------------------------------------------------------------------------------
                     Music Street service: arbitrarily conduct call transfers or outbound calls   C
                     by technical means
                     ---------------------------------------------------------------------------------------------
                     Other marketing activities injurious to the interest of subscribers/Party A  A-C
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
System Maintenance   After the service is available online, server function (response time and    A
  and Malfunction    visiting success ratio, etc) are not up to standards set out by Party A and system interruption time exceeds the time permitted by Party A
                     ---------------------------------------------------------------------------------------------
                     Fail to update relevant information in SP service system                     A
                     ---------------------------------------------------------------------------------------------
                     Content cannot be accessed or problems arise when accessed, due to reasons   A
                     of Party B's technology
                     ---------------------------------------------------------------------------------------------
                     Service cannot be upgraded as per Party A's request after launched           A
                     ---------------------------------------------------------------------------------------------
                     Service suspension for over 24 hours without prior notice to Party A, due    A-B
                     to reasons of Party B
                     ---------------------------------------------------------------------------------------------
                     Due to Party B's reasons, cause uninformed orders to subscribers or charge   A-B
                     erroneously or excessively to subscribers
                     ---------------------------------------------------------------------------------------------
                     Due to problems of security, a third party causes significant malfunction    C
                     of Party A's service platforms or networks through Party B's system, affecting services in part of or the entire network
                     ---------------------------------------------------------------------------------------------
                     Party B maliciously causes significant malfunction of Party A's service      C
                     platforms or networks, affecting services in part of or the entire network, or Party B can not show evidence that the problem was caused by a third party
                     ---------------------------------------------------------------------------------------------
                     Uni-info service: after the subscriber sends 0000 to cancel subscription,    A
                     Party B fails to keep pace with data in SPMS
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                     Other injuries to the interests of Party A/subscribers due to reasons of     A-C
                     Party B's platform/system
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                     Fail to offer client support service in line with the Agreement and          A
                     Service Management Procedures, evade or fail to respond to complaints of
                     Party A in the promised time limit
                     ---------------------------------------------------------------------------------------------
                     Information as to 24-hour client service telephone number, etc. is           A
    Client           inconsistent with that in Party A's SP service system; or information
   Services          indicated by Party B to clients is inconsistent with that in Party A's SP service system
                     ---------------------------------------------------------------------------------------------
                     Clients' complaints resulting from Party B's problems, leading to            A-B
                     social/economic adverse effect to Party A
                     ---------------------------------------------------------------------------------------------
                     Clients' significant complaints resulting from Party B's problems, leading   C
                     to major media's adverse report of Party A or its business
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                     Multiple Class A breaching acts simultaneously or multiple Class A acts      B
                     sequentially
                     ---------------------------------------------------------------------------------------------
                     Multiple Class B breaching simultaneously or multiple Class B sequentially   C
    Others           ---------------------------------------------------------------------------------------------
                     Other breaching acts specified in Party A's service management procedures    See relevant
                                                                                                  service
                                                                                                  management
                                                                                                  procedures
------------------------------------------------------------------------------------------------------------------

 SCHEDULE 2: LIST OF INFORMATION CONCERNING PARTY B'S MOBILE VALUE-ADDED SERVICE


------------------------------------------------------------------------------------------------------------------------------------
                            List of Information Concerning Party B's Mobile Value-added Service
------------------------------------------------------------------------------------------------------------------------------------
                   Full Name
                   of the                                   Shanghai Weilan Computer Company Ltd.
                   Company
                   -----------------------------------------------------------------------------------------------------------------
                   Corporate                    Abbreviation     Shanghai Weilan Computer Company Ltd.
                   Code          20000          in English
                   -----------------------------------------------------------------------------------------------------------------
                   Telecom                                       Term of
                   Value-added                                   Telecom          From July 10, 2003 until July 9, 2008
                   Service                                       Value-added
Company            License No.              Hu B2-22030086       Service
Information                                                      License
                                                                 Number
                   -----------------------------------------------------------------------------------------------------------------
                   Telecom &                                     Term of
                   Information                                   Telecom &
                   Service                                       Information
                   License No.                                   Service          From [      ] until [      ]
                                                                 License
                   -----------------------------------------------------------------------------------------------------------------
                   Business                                      Term of
                   License No.   3101142019650                   Business         From December 2, 1999 until October 9, 2013
                                                                 License
------------------------------------------------------------------------------------------------------------------------------------
                   Name          Zhao Boxin                      Tel.             010-65686050 ext.863
                   -----------------------------------------------------------------------------------------------------------------
Contact Info       Mobile           13381487106                  Fax              [Not known]
                   -----------------------------------------------------------------------------------------------------------------
                   Email                                      boxin.zhao@linktone.com
------------------------------------------------------------------------------------------------------------------------------------
Mobile             24-hour
Value-added        customer                                     95105500   021-33184600
Service Customer   hotline
Service Info       -----------------------------------------------------------------------------------------------------------------
                   Person in
                   Charge                                             Yao Baoxin
                   -----------------------------------------------------------------------------------------------------------------
                   Customer
                   Service and
                   Introduction                                   www.linktone.com.cn
                   Website
------------------------------------------------------------------------------------------------------------------------------------
Information        Full Name
about Party B's    of the                   Nanxi office, Huangpu Branch, Industrial and Commercial Bank of China
Bank Account       Recipient
                   -----------------------------------------------------------------------------------------------------------------
                   Deposit
                   Bank of                  Nanxi office, Huangpu Branch, Industrial and Commercial Bank of China
                   Recipient
                   -----------------------------------------------------------------------------------------------------------------
                   Recipient's
                   Bank Account                             1001 2058 0900 6811 170
------------------------------------------------------------------------------------------------------------------------------------

                          EXECUTION PAGE (NO BODY TEXT)



PARTY A:  CHINA UNICOM TELECOMMUNICATIONS CORPORATION

Legal Representative or Authorized Representative: /s/ Wang Yingpei

Date:




PARTY B:  SHANGHAI WEILAN COMPUTER COMPANY LTD.

Legal Representative or Authorized Representative: /s/ Illegible

Date:

                                 SERVICE EXHIBIT



                                UNI-MAIL SERVICE



                       EXHIBIT TO THE AGREEMENT WITH NO. :
                             CUVAS-V050-A2005-0114/S

SERVICE EXHIBIT            UNI-MAIL SERVICE

INTRODUCTION

     This Service Exhibit is an attachment to the "Mobile Value-added Service Cooperation Agreement of China Unicom Telecommunications Corporation" (the "Agreement", whose number is CUVAS-V05-A2005-0114) entered into between China Unicom Telecommunications Corporation ("Party A") and Shanghai Weilan Computer Company Limited ("Party B"), and forms an integral part of the Agreement.

     For the purpose of developing the "Uni-mail" service hereunder, Party B has obtained all permits and approvals that are necessary for the development of the service, except for the certifications, qualification certificates and service permits described in the Agreement. Party B warrants that the documents provided such as permits are true and valid and it has sufficient capacity and qualification to develop the mobile value-added service hereunder.

     Party B warrants that it will observe the "Procedures for Administration of Internet Information Service" and take full responsibility for the accuracy, security and legality of the contents of the information supplied by it. It also warrants that it will strictly prohibit the release or circulation of any information that is in violation of national laws and regulations and that is not in the national interest, social and public interest or the interest of Party A.

     The "Uni-mail" service referred to in this Service Exhibit means the mobile value-added services under "Short Message" category that are jointly developed by Party A and Party B (excluding industry short message category). The Service Exhibit defines in detail the rights and obligations of the parties in the joint development of "Uni-mail" service.

     This Service Exhibit shall have the same legal effect as the Agreement. Unless specifically indicated, the terms used in this Service Exhibit shall have the same meaning as those defined in the Agreement. In the case of any discrepancy between the Service Exhibit and the Agreement, this Service Exhibit shall prevail.


DEFINITION

1. Mobile-originated Short Message (MO) means any short messages to be sent from the mobile phone of subscribers to the short message gateway of Party B. All costs arising from MO are called MO communication fees, which will be charged to subscribers by Party A.

2. Mobile-terminated Short Message (MT) means any short messages to be sent from the short message access number of Party B to the mobile phone of subscribers. MT includes short messages under the PUSH category.

3. Imbalance Communication Fee means any fees arising from the imbalance of short messages (which is MO - MT). The Imbalance Communication Fee shall be charged to Party B by Party A.

4. System Feedback Message means any message to be sent out by the system to subscribers for confirmation of their successful operation, system breakdown or unsuccessful operation due to wrongful operation of subscribers.


CHAPTER 1      FORM OF COOPERATION

1. "Uni-mail" service is a mobile value-added service under the "Short Message" category jointly provided by Party A and Party B to subscribers. Party A, as a telecom operator of short message service platform, will provide communication channels to Party B with consideration. Party B will provide its subscribers with short message application service with consideration by making use of the short message service platform of Party
     A. The "Uni-mail" service hereunder is provided throughout the whole country.

2. The national short message service jointly developed by Party A and Party B shall be provided under "Uni-mail" as a unified cooperation brand name.

3. Party B shall provide true information in relation to its application for the service in accordance with the requirements of SP service system when making such application, and shall carry out testing on the service at the time as agreed by the parties after the application is approved.

4. Party B shall verify the mobile phone number of subscribers and display caller number when the subscribers send out short messages. No short message by using anonymous name or other names will be allowed to be sent to the mobile phone of any subscriber.

5. Party B shall be responsible for log recording and at a minimum, shall retain the historical data of such logs for 6 months for inspection in case of any problems.

6. Party B shall provide its subscribers free of charge with a service code for cancellation of subscription services, which means that its subscribers can cancel all the subscription services they place with Party B by dialing "0000" to connect the service code of Party B.

7. Party B agrees to indicate the collection of information fee in each message delivered to its subscribers in accordance with Party A's format requirements.


CHAPTER 2      SERVICE INFORMATION

1. Party B shall provide information in relation to its application for the service while making such application via Party A's SP service system. After confirmation by Party A of such information, testing on the service and launching the service online will be conducted. Any information provided by Party B with regard to the application for the service shall have legal effect. Party A will activate the service online and prepare the billing based on the information provided by Party B with regard to its application.

2. Information provided by Party B with regard to its application for the service shall include but is not limited to the following information: name of the service, its category, trial use method and billing.


CHAPTER 3      BILLING AND SETTLEMENT

1.   Billing and Settlement

     (1) The communication fee shall be determined by Party A and charged according to its requirements. Any income arising from the communication fee shall belong to Party A.

     a) With regard to the information on-demand and subscription services ordered by subscribers via their mobile phones, the communication fee of MO shall be charged at RMB0.1/message and no charge will be imposed for MT.

     b) Imbalance Communication Fee to be settled and paid by Party B to Party A = Sum of ((Number of MO - Number of MT) X RMB0.05/message). The Imbalance Communication Fee shall be calculated by each province, which means that the Imbalance Communication Fee to be settled and paid by Party B to Party A is the sum of the Imbalance Communication Fee arising from 31 provinces to which Party A's service is provided. If the number of MO of a particular province is less than the number of MT, the Imbalance Communication Fee will be negative and shall be calculated as zero.

     (2) The information service fee shall be priced by Party B and approved by Party A. The fee cap for the charge of on-demand service per message shall be set at a maximum of RMB2 per message and the fee cap for monthly service shall be set at a maximum of RMB15/month. Party A shall prepare billing and collect fees on behalf of Party B.

     (3) The parties shall share the information service fee in accordance with the settlement method as agreed by them.

     (4) The revenue sharing basis of the parties shall be the total information service fees receivable after deduction of 8% in bad debt.

2.   Settlement Method

     (1) Parameter

     E: Total Information Service Fee

     B: Percentage of Bad Debt

     S: Percentage of Party B's share:

     IM: Total Imbalance Communication Fee

     A: Ultimate Percentage of Party B's share, i.e., the ultimate and actual percentage of Party B's share after deduction of other costs as agreed by the parties.

     T: Settlement Information Service Fee

     (2)  Calculation of A and T for "Uni-mail" service:

          A = (1-B) * S.

          T = E * A - IM

     (3)  Agreed Parameters:

          B = 8%; S = 80%;

          Party A will notify Party B in writing of any change in the parameters and sign a supplemental agreement in respect thereof.

     (4) If the parties agree to adopt a special service fee (including free-of-charge and discounted service) in any billing period, such special service fee shall be used for calculation of the information service fee for that period.


3.   Monthly Fee

     With regard to the information service to be settled on a monthly basis, subscribers may cancel their subscription services within 72 hours after the service is subscribed without being required to pay any fee. If a subscriber registers for a monthly service after the twentieth day of a month, Party B shall not charge him/her any monthly fee for the month in which the service is registered.

CHAPTER 4      WITHDRAWAL MECHANISM AND BREACH OF CONTRACT

1. The "Uni-mail" service hereunder shall be governed by the provisions of the Agreement with regard to withdrawal mechanism and breach of contract.

2. The "Uni-mail" service hereunder shall be examined on the basis of the following: 150,000 MO successfully sent out each quarter (If the discrepancy of the statistics between the parties is lower than 5%, the statistics of Party A shall prevail. If the discrepancy is more than 5%, the parties shall re-verify the statistics, confirm the reasons for such discrepancy and timely identify reasonable solutions thereto according to actual situation.) If Party B fails to attain such benchmark, the provisions with regard to withdrawal mechanism shall apply.

CHAPTER 5      CONTACTS

1. Party B shall register true and accurate contact information on the SP service system and make amendments to the same in a timely manner. In the event that Party A fails to contact Party B or perform its obligations hereunder in a timely manner due to the failure on the part of Party B to update its information, Party A shall not be liable for the breach of contract.

2.   Information of the contact person is as follows:

     Party A:      Name: Geng Yuqiang
                   Telephone No.: 01066504007
                   Fax No.:       01066505545
                   E-mail:        gengyq@chinaunicom.com.cn

     Party A shall notify Party B of any change of its contact person and his/her information:

     Party B:      Name:
                   Telephone No.:
                   Fax No.:
                   E-mail:

                  Confirmation Page (No body text in this page)

     This page is the confirmation page (for signature and seal) of Exhibit 4 to the "Mobile Value-added Service Cooperation Agreement of China Unicom Telecommunications Corporation" (with an agreement number CUVAS-V05-A2005-0114).

Party A: China Unicom Telecommunications Corporation (Seal affixed)

Date: March 31, 2005

Party B: Shanghai Weilan Computer Company Limited

Legal Representative or Authorized Representative: (Seal affixed)

Date of Execution: March 31, 2005

                                 SERVICE EXHIBIT



                          MUSIC STREET (10159) SERVICE



                       EXHIBIT TO THE AGREEMENT WITH NO. :
                           CUVAS-V050-A2005-0114/I-SP

SERVICE EXHIBIT     MUSIC STREET (10159) SERVICE

INTRODUCTION

     This Service Exhibit is an attachment to the "Mobile Value-added Service Cooperation Agreement of China Unicom Telecommunications Corporation" (the "Agreement", whose number is CUVAS-V05-A2005-0114) entered into between China Unicom Telecommunications Corporation ("Party A") and Shanghai Weilan Computer Company Limited ("Party B"), and forms an integral part of the Agreement.

     For the purpose of developing the "Music Street (10159)" service hereunder, Party B has obtained all permits and approvals that are necessary for the development of the service, except for the certifications, qualification certificates and service permits described in the Agreement. Party B warrants that the documents provided such as permits are true and valid and it has sufficient capacity and qualification to develop the mobile value-added service hereunder.

     Party B warrants that it will observe the "Procedures for Administration of Internet Information Service" and take full responsibility for the accuracy, security and legality of the contents of the information supplied by it. It also warrants that it will strictly prohibit the release or circulation of any information that is in violation of national laws and regulations and that is not in the national interest, social and public interest or the interest of Party A.

     The "Music Street (10159)" service referred to in this Service Exhibit means the mobile value-added services under "Voice" category that are jointly developed by Party A and Party B.

     This Service Exhibit shall have the same legal effect as the Agreement. Unless specifically indicated, the terms used in this Service Exhibit shall have the same meaning as those defined in the Agreement. In the case of any discrepancy between the Service Exhibit and the Agreement, this Service Exhibit shall prevail.


CHAPTER 1      FORM OF COOPERATION

1. Party B shall provide true and accurate information in relation to its application for the service in accordance with the requirements of the SP service system while making such application and shall carry out testing on the service at the time as agreed by the parties after the application is approved.

2. Party A, as a mobile network provider of the voice value-added service, will provide and maintain the platform connecting to the voice value-added service and its network resources, and will also provide billing services and fee collection services to Party B for consideration.

3. The national voice service jointly developed by Party A and Party B shall be provided under "Music Street" as a unified cooperation brand name and shall be administered by Party A on a unified basis.

4. Party A may provide network supporting service to Party B in the future, including co-location service and service supporting platform. The specific details in respect thereof will be confirmed by Party A and Party B in a separate agreement.

5. Party B shall be responsible for the design, development and innovation of "Music Street (10159)" service and will provide its subscribers with quality voice value-added service by making use of the mobile network provided by Party A.

6. Party B shall promote its own brand in respect of the voice value-added service.

7. Party A will provide Party B with any required technical information, service standardization and connection standards, if necessary.

8. Party B will work alone (or cooperate with third parties) for the planning of "Music Street (10159)" service and preparation of its resources. Party A shall provide consulting service, technical support and recommendations to Party B where necessary. The consulting service and recommendations given by Party A to Party B shall be taken as reference only. Party A shall not be liable for any losses suffered by Party B in connection with the acceptance by Party B of Party A's consulting service or recommendations, nor shall it be liable for any advice or effect on the service given by it publicly or by way of service support.

9. Party A shall provide support as is necessary for the testing on network connection in the development of its service according to its condition and the requirements of Party B. Party A shall have the right to require Party B to pay a significant cost in connection with the services provided by it and, where necessary, the parties shall sign a testing agreement in respect thereof.

10. Party B shall carry out testing in accordance with the service testing standards of Party A. Party A will determine whether to accept an application for the service made by Party B after taking into consideration the result of such test. If such application is not approved by Party A because the result of the test fails to meet the requirement of Party A for service connection, Party A shall not be liable for it.

11. Party B may request for the connection of the service on a trial basis. Party A may determine whether to approve the trial of the service after taking into consideration the testing and examination of the service. The parties shall be under an obligation to make an evaluation on the trial service at the time agreed and to determine whether to launch the service officially in accordance with the evaluation results.

12. After the launch of the "Music Street (10159)" service, Party B shall solely maintain the system and network of the service that is provided to the subscribers. If the provision of the "Music Street (10159)" service cannot normally be made to subscribers due to the fault of Party B such as the breakdown of its system, Party B shall be liable for it. Party B shall also be required to compensate for any economic losses suffered by Party A or the subscribers arising therefrom. In addition, Party B shall eliminate any negative social effects on Party A arising therefrom.

13. Party A and Party B shall take technical and business measures to avoid any bills with super long communication time. Party A shall have the right to examine and inspect the bills with super long communication time through its branch and carry out filtration process in respect thereof.

14. Party A and Party B shall be under an obligation to provide client service to subscribers. Party B shall deal with any disputes of subscribers relating to information service fee.


CHAPTER 2      SERVICE INFORMATION

1. Party B shall provide information in relation to its application for the service while making such application via Party A's SP service system. After confirmation by Party A of such information, service testing and activation of the service online will be conducted. Any information provided by Party B with regard to the application for the service shall have legal effect. Party A will activate the service online and prepare the billing based on the information provided by Party B with regard to its application.

2. Information provided by Party B with regard to its application for the service shall include, but not be limited to the following information: name of the service, its category, trial use method and billing.


CHAPTER 3      BILLING AND SETTLEMENT

1.   Billing and Settlement

     (1) The communication fee shall be determined by Party A and charged according to its requirements. Any income arising from the communication fee shall belong to Party A.

     A. A unified information service fee will be charged for "Music Street (10159)" service throughout the entire country. The communication fee will be calculated by mobile switch (MSC). The information service fee will be calculated when the voice service is connected with gateway
          (VAG) in each province.

     B. 10159 communication fee: pre-paid subscriber and after-paid subscriber communication fee shall be RMB0.2/minute. Roaming communication fee shall be charged in accordance with the existing information service fee policy. The air time fee and information fee in connection with MT that is sent by Party B shall be settled in accordance with the charge rate as required in the "Procedures for Administration of Voice Value-added Service."

     (2) The information service fee shall be priced and implemented by Party B in accordance with the "Procedures for Administration of Voice Value-added Service."

     (3) The parties shall share the information service fee in accordance with the settlement method as agreed by them.

     (4) The revenue sharing basis of the parties shall be the total information service fees receivable after deduction of 8% bad debt.

2.   Settlement Method

     (1) Parameter

     E: Total Information Service Fee

     B: Percentage of Bad Debt

     S: Percentage of Party B's share:

     IM: Total Imbalance Communication Fee

     A: Ultimate Percentage of Party B's share, i.e., the ultimate and actual percentage of Party B's share after deduction of other costs as agreed by the parties.

     T: Settled Information Service Fee

     (2)  Calculation of A and T for "10159" service:

          A = (1-B) * S;

          T = E * A

     (3)  Agreed Parameters:

          B = 8%; S = 65%

          Party A will notify Party B in writing of any change in the parameters and sign a supplemental agreement in respect thereof.

     (4) If the parties agree to adopt a special service fee (including free-of-charge and discounted service) in any billing period, such special service fee shall be used for calculating the information service fee for that period.


CHAPTER 4      WITHDRAWAL MECHANISM AND BREACH OF CONTRACT

1. The "10159" service shall be governed by the provisions of the Agreement with regard to withdrawal mechanism and breach of contract.

2. The "10159l" service hereunder shall be examined on the basis of the following: 150,000 minutes air time used by subscribers each quarter (If the discrepancy of the statistics between the parties is lower than 5%, the statistics of Party A shall prevail. If the discrepancy is more than 5%, the parties shall re-verify the statistics, confirm the reasons for such discrepancy and timely identify reasonable solutions thereto according to the actual situation.) If Party B fails to attain such benchmark, the provisions of the Agreement with regard to withdrawal mechanism shall apply.


CHAPTER 5      CONTACTS

1. Party B shall register true contact information on the SP service system and make amendments to the same in a timely manner. In the event that Party A fails to contact Party B or perform its obligation hereunder in a timely manner due to the failure on the part of Party B to update its information, Party A shall not be liable for the breach of contract.

2.   Information of the contact person is as follows:

     Party A:       Name: Zhang Jing
                    Telephone No.: 01066505675
                    Fax No.:       01066505545
                    E-mail:        zhangjing@chinaunicom.com.cn

     Party A shall notify Party B of any change of its contact person and his/her information:

     Party B:       Name:
                    Telephone No.:

                  Confirmation Page (No body text in this page)

     This page is the confirmation page (for signature and seal) of Exhibit 5 to the "Mobile Value-added Service Cooperation Agreement of China Unicom Telecommunications Corporation" (with an agreement number CUVAS-V05-A2005-0114).

Party A: China Unicom Telecommunications Corporation (Seal affixed)

Date: March 31, 2005

Party B: Shanghai Weilan Computer Company Limited

Legal Representative or Authorized Representative: (Seal affixed)

Date of Execution: March 31, 2005

                                    EXHIBIT 5

                       VOICE VALUE-ADDED SERVICES (10159)

             EXHIBIT TO THE AGREEMENT WITH NO. :: CUVAS-A2004-116/I

                  EXHIBIT 5        VOICE VALUE-ADDED SERVICE

1. Means of Cooperation:

Voice value-added service refers to Party A, as the "mobile network provider" of voice value-added services, provides partner CP/SP with resources such as fair and high-quality access platforms, networks for mobile voice services, subscribers, etc. and maintain the mobile voice service access platforms and corresponding network resources. Voice content providers (SP) access the platform to provide voice content. Two parties cooperate to provide users with voice value-added services nationwide.

2. Interface of Cooperation:

2.1 Party A, as the "mobile network provider" of voice value-added services, provides partner CP/SP with resources such as fair and high-quality access platforms, networks for mobile voice services, subscribers, etc. and maintain the mobile voice service access platforms and corresponding network resources.

2.2 Party A will provide partner CP/SP with billing agency service for a fee.

2.3 In the future, Party A will provide partner CP/SP with network supporting services, including mainframe trusteeship and service supporting platform, etc.

2.4 Party A will uniformly manage and publicize the brands as to its voice services.

2.5 CP/SP shall be responsible for design, development and innovation of voice value-added services, and shall offer high-quality client services by virtue of Party A's mobile network.

2.6 Each CP/SP shall be responsible for publicizing the voice value-added services with its own brand.

2.7 If necessary, Party A will furnish Party B with necessary technical materials, service norms and interface standards.

2.8 Party B shall conduct planning and resource preparations on its own or in cooperation with third parties. If required, Party A may provide Party B with services such as consulting, technical support and advice. Advice provided by Party A is only for Party B's reference. In the event Party B suffers any loss due to adopting any advice of Party A, Party A will not be liable for the loss; and Party A shall not be liable for (implied) advice on service provided publicly or by means of service support.

2.9 Party A is obliged to provide Party B with necessary support for networking testing during the phase of business development, at the request of Party B; and Party A has the right to charge Party B for such services provided. Parties may sign a testing agreement as necessary.

2.10 Party A has the right to request Party B to test the proposed services on a fair and transparent basis, and may decide whether to accept such service or not, after analyzing the results of the test. If the test results are unacceptable to Party A and as a result, Party B's application is denied, Party A shall not be liable for any loss suffered by Party B. 2.11 Party B may request to operate its service on a trial basis and Party A shall have the right to approve or disapprove such request based on the service test and examination. If the request has been approved, the parties are obliged to assess the service in trial operation at an agreed time, and decide whether to formally operate the service based on the assessment.

3. Codes for Voice Value-added Services (10159)

3.1 Party A will provide Party B with a voice value-added service (10159) code (SP Code) to identify Party B in carrying out voice value-added services. The code of 10159085 is assigned to Party B.

3.2. Party A warrants that Party B's SP code is unique and stable. Party A acknowledges that in Party A's system (including but not limited to billing and settlement system, data service platform system, client service system), the SP code assigned to Party B shall be the same as the formal name of Party B.

3.3 If Party B fails the service test and cannot provide the service as required by Party A or the cooperation of the two parties terminate due to reason of Party B, then Party A shall have the right to revoke the SP code assigned to Party B and has the right to reject subsequent applications of Party B for voice value-added service for a two year period.

4. Charges and Settlement

4.1 Voice value-added service charges include communication charges and information service charges. Communication charges arise in the network of Party A due to use of voice value-added services, including phone call charges and short message charges. Party B shall uniformly determine a fixed unit price or wholesale price for the communication charges, according to the specifications of various services. Information service charges (information charges), result from the use of specific content or application services provided by CP/SP. Price for the information charges shall be determined by the CP/SP and approved by Party A, on the basis of Party A's pricing rules.

4.2 Rules of Pricing

To ensure the rapid growth of voice value-added services, CP/SP shall generally abide by the following rules of pricing for information charges. Party A shall not be liable for any disputes between CP/SP and users as to information charges.

1) Prices set by CP/SP as to content or service it provides to its users shall be easy to understand, reasonable and acceptable;

2) Such prices shall correspond with the value of the content and services provided, so as to maintain market order and promote sustainable development in the mobile data service market. "Norms for Voice Value-added Services" provides for the price ceiling for the information charges.

3) Such prices shall be in accordance with regulations of the state pricing authority;

4) If CP/SP has injured Party A due to pricing reasons, Party A shall have the right to take action to protect its own interest and to maintain the normal development of the market.

4.3 Billing

In the whole country, communication charges will be billed in MSC and information charges will be billed in SPVAG:

1) Communication charges: both pre-paid and post-paid subscribers: 0.2 yuan/minute; charge on roaming subscribers shall be implemented in line with current pricing policies and shall be settled among provinces;

2) Information charges: both pre-paid and post-paid subscribers: charged based on time or number of services. The pricing standards for these charges shall be declared by CP/SP and implemented upon Party A's approval. As for charges based on time of service, maximum price for chatting service shall be 0.1 yuan/minute, for other services shall be 1 yuan/minute; and as for charges based on number of services, maximum price shall be 5 yuan/number of services; prices for special services may be declared separately.

4.4 Settlement

1) Income of communication charges arising from voice value-added services shall be owned by Party A. Descending phone call charges or descending short message charges generated by SP shall be settled at the rate set forth in the "Norms for Voice Value-added Services."

2) Party A will provide billing agency service to CP/SP. After withholding 8% for bad debts, Party A shall settle the charges with CP/SP every calendar month.

3) Rules for settlement of information charges: each month, SPs ranked in the top 20% in terms of time of service provided, China Unicom shall settle information charge with them as per the ratio of 30:70; SPs in the next 20% shall be settled based per the ratio 40:60; and for all other SPs, settlement shall be based per the ratio 35:65, regardless of categories of services. In the first three to six months after the service is put into use, information charges for all SPs shall be settled at the ratio of 30:70 for the purpose of encouragement.

5. Client Services: See Exhibit 3

Schedule    List of Voice Value-added Services                               No.


Company name: Shanghai Weilan Computer Company Ltd. Company Code: 20000 SP code:
10159085

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Starting Date    Access       Service code   Service   Service Name  Type of Billing   Additional       Frequencies of   Remarks
                 number       Second dial    Category                                  Information      Service
                 First dial                                                            charge
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

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


Notes: Service Category: 0-client service; 1-voice chatting; 2- voice order;
       3-interaction.

       Instruction for delivery-on-demand: short message sent by subscriber when ordering service.

       Type of billing: free; based on number of messages; monthly-package.

       Additional information charges: applied as to specially voice value-added services introduced by CP/SP, and normal prices is lower than the cost of such price.

       Frequencies of service provisions: only applicable for made-to-order outbound services.

       Remarks: a brief introduction to the form and content of the service.

                  CONFIRMATION PAGE (NO BODY TEXT ON THIS PAGE)

     This page is the confirmation page for signature and seal of Exhibit 5 of the China Unicom Mobile Value-added Service Cooperation Agreement (Serial No. CUVAS-A2004-116).




Party B:   Shanghai Weilan Computer Company Ltd. (Seal affixed)


Legal representative or authorized representative: /s/ Peng Hongmei
Date: August 4, 2004

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